UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

DECEMBER 29, 2025

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2023, Empire North Dakota LLC (“Empire North Dakota”), a wholly owned subsidiary of Empire Petroleum Corporation (the “Company”), and Empire ND Acquisition LLC, a wholly owned subsidiary of the Company (“Empire NDA” and, collectively with Empire North Dakota, “Original Borrowers”), entered into a revolver loan agreement with Equity Bank (the “Credit Facility”). Pursuant to the Credit Facility (a) the initial revolver commitment amount is $10.0 million; (b) the maximum revolver commitment amount is $15.0 million; (c) commencing on January 31, 2024, and occurring on the last day of each calendar month thereafter, the revolver commitment amount is reduced by $150,000; (d) commencing on March 31, 2024, there are scheduled semiannual collateral borrowing base redeterminations each year on March 31 and September 30; (e) the final maturity date is December 29, 2026; (f) outstanding borrowings bear interest at a rate equal to the prime rate of interest plus 1.50%, and in no event lower than 8.50%; (g) a quarterly commitment fee is based on the unused portion of the commitments; and (h) Original Borrowers have the right to prepay loans under the Credit Facility at any time without a prepayment penalty.

The Credit Facility is guaranteed by the Company. Original Borrowers entered into a security agreement, pursuant to which the obligations under the Credit Facility are secured by liens on substantially all of the assets of Original Borrowers. Furthermore, the obligations under the Credit Facility are secured by a continuing, first priority mortgage lien, pledge of and security interest in not less than 80% of Original Borrowers’ producing oil, gas and other leasehold and mineral interests, including without limitation, those situated in the States of North Dakota and Montana.

On November 18, 2024, Original Borrowers entered into the First Amendment to the Credit Facility (the “First Amendment”). Pursuant to the First Amendment (a) the maximum revolver commitment amount was increased to $20.0 million; and (b) commencing on December 31, 2024, and occurring on the last day of each calendar month thereafter, the revolver commitment amount is reduced by $250,000.

On June 18, 2025, Original Borrowers and Empire Texas (defined below) entered into the Second Amendment to the Credit Facility (the “Second Amendment”). The Second Amendment added Empire Texas Development LLC, a wholly owned subsidiary of the Company (“Empire Texas”), as a third borrower to the Original Borrowers (collectively “Borrowers”) to the original Credit Facility and extends the obligation security by liens on substantially all of the assets of Empire Texas.

On December 29, 2025, Borrowers entered into the Third Amendment to the Credit Facility (the “Third Amendment”). Pursuant to the Third Amendment, among other things, (a) the final maturity date was extended to December 29, 2028, (b) Borrowers delivered a replacement promissory note, (c) Empire Texas executed and delivered an amended and restated security agreement, (d) Borrowers paid a fully earned and non-refundable loan extension fee of $50,550, and (e) the Company executed and delivered guarantor acknowledgment and ratification.

The foregoing summary of the Third Amendment is qualified in its entirety by reference to the full terms and conditions of the Third Amendment, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
10	Third Amendment to Revolver Loan Agreement dated as of December 29, 2025, by and among Empire North Dakota LLC, Empire ND Acquisition LLC, Empire Texas Development LLC, and Equity Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: January 5, 2026	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

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